June 8, 2015

Clay Family Holders
c/o East Hill Management Company
10 Memorial Boulevard, Suite 902
Providence, Rhode Island 02903
Attention: Mr. Thomas M. Clay

Re:	Indemnity Agreement Between Golden Queen Mining Co. Ltd. and the Clay Family Holders

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of June 8, 2015, among Golden Queen Mining Co. Ltd., a British Columbia corporation (the “Company”), The Landon T. Clay 2009 Irrevocable Trust dated March 6, 2009, EHT, LLC, Harris Clay, and The Clay Family 2009 Irrevocable Trust dated April 14, 2009 (as amended from time to time, the “Term Loan Agreement”). Capitalized terms used in this letter agreement (this “Letter Agreement”) without definition shall have the meanings given thereto in the Term Loan Agreement.

WHEREAS, each of the persons set forth on Schedule A hereto (collective, the “Clay Family Holders”), as such schedule may be amended from time to time, may beneficially own, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), or may be an affiliate of a Clay Family Holder that may beneficially own, equity securities of the Company (“Company Securities”);

WHEREAS, from time to time, certain Clay Family Holders have made, and in the future each Clay Family Holder may be required to make, by virtue of his, her or its beneficial ownership of Company Securities, certain filings with the Securities and Exchange Commission under Section 16(a) of the Exchange Act with respect to Company Securities (the “Section 16 Filings”);

WHEREAS, from time to time, certain Clay Family Holders have been, and in the future each Clay Family Holder may be, by virtue of his, her or its beneficial ownership of Company Securities and the making or failure to make Section 16 Filings, subject to Proceedings (as defined herein);

WHEREAS, the Clay Family Holders may incur Expenses (as defined herein) in connection with the Section 16 Filings and the Proceedings; and

WHEREAS, the Company desires to provide the Clay Family Holders with specific contractual assurance of the Clay Family Holders’s rights to full indemnification against Expenses.

NOW, THEREFORE, in order to induce those Clay Family Holders who are Lenders to enter into the Term Loan Agreement and to make the loans contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby covenants and agrees with and for the benefit of the Clay Family Holders as follows:

1.     Definitions.

(a)     “Beneficial Owner” shall mean, with respect to any Company Securities, any Clay Family Holder who would be considered a beneficial owner of such Company Securities for purposes of Rule 13d-3 under the Exchange Act. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(b)     “Covered Transactions” shall mean one or more transactions with respect to Company Securities, subject to Section 16 of the Exchange Act, occurring prior to June 8, 2017.

(c)     “Expenses” shall mean all fees, costs and expenses incurred by the Clay Family Holders in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d)     “Indemnifiable Expenses” is defined in Section 2 below.

(e)     “Proceeding” shall mean any threatened, pending or completed claim, action, cause of action, demand, lawsuit, arbitration, mediation, inquiry, inspection, audit, notice of violation, litigation, citation, summons, subpoena, investigation or proceeding of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, whenever initiated or asserted, based upon, arising out of, with respect to, or by reason of any of the following that occur, or are alleged to occur, prior to June 8, 2017: (i) the making or the failure or alleged failure to make a Section 16 Filing, (ii) the Beneficial Ownership of Company Securities or (iii) a Covered Transaction.

2.     Agreement to Indemnify. The Company shall indemnify each Clay Family Holder to the fullest extent permitted by applicable law against all Expenses, in an aggregate amount not to exceed US$350,000, incurred or paid by such Clay Family Holder in connection with any Proceeding (referred to herein as “Indemnifiable Expenses”).

3.     Procedure for Payment of Indemnifiable Expenses. Any Clay Family Holder shall submit to the Company a written request specifying the Indemnifiable Expenses for which such Clay Family Holder seeks payment under Section 2 of this Letter Agreement and the basis for the claim as soon as reasonably practicable following the receipt by such Clay Family Holder of notice of a Proceeding or the incurrence of Indemnifiable Expenses. The Company shall pay such Indemnifiable Expenses to such Clay Family Holder within ten (10) calendar days of receipt of the request. At the request of the Company, such Clay Family Holder shall furnish such documentation and information as are reasonably available to such Clay Family Holder and necessary to establish that such Clay Family Holder is entitled to indemnification hereunder.

4.     Agreement to Advance Expenses; Undertaking. The Company shall advance all Expenses expected to be incurred by or on behalf of any Clay Family Holder in connection with any Proceeding in which such Clay Family Holder is involved within ten (10) calendar days after the receipt by the Company of a written statement from such Clay Family Holder requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.

5.     Remedies of Clay Family Holders.

(a)     Right to Petition Court. In the event that any Clay Family Holder makes a request for payment of Indemnifiable Expenses under Sections 2 or 3 above or a request for an advancement of Indemnifiable Expenses under Section 4 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Letter Agreement, such Clay Family Holder may petition any court listed in Section 13(b) or any other court of competent jurisdiction to enforce the Company’s obligations under this Letter Agreement.

(b)     Burden of Proof. In any judicial proceeding brought under Section 5(a) above, the Company shall have the burden of proving that the applicable Clay Family Holder is not entitled to payment of Indemnifiable Expenses hereunder.

(c)     Expenses. The Company agrees to reimburse any Clay Family Holder in full for any Expenses incurred by such Clay Family Holder in connection with investigating, preparing for, litigating, defending or settling any action brought by such Clay Family Holder under Section 5(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d)     Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or members) to make a determination concerning the permissibility of the payment or advancement of Indemnifiable Expenses under this Letter Agreement shall not be a defense in any action brought under Section 5(a) above, and shall not create a presumption that such payment or advancement is not permissible.

6.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Clay Family Holders as follows:

(a)     Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Letter Agreement, and the execution, delivery and performance of the undertakings contemplated by this Letter Agreement have been duly authorized by the Company.

(b)     Enforceability. This Letter Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

7.     Contract Rights Not Exclusive. The rights to payment and advancement of Indemnifiable Expenses provided by this Letter Agreement shall be in addition to, but not exclusive of, any other rights which any Clay Family Holder may have at any time under applicable law, any organizational document of the Company (“Organizational Document”), any other agreement or otherwise.

8.     Successors. This Letter Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, Company Securities and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of each Clay Family Holder. This Letter Agreement shall continue for the benefit of each Clay Family Holder and such heirs, personal representatives, executors and administrators after such Clay Family Holder has ceased to Beneficially Own Company Securities.

9.     Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of any Organizational Document or this Letter Agreement, the Clay Family Holders shall be entitled to such broader indemnification and advancements, and this Letter Agreement shall be deemed to be amended to such extent.

10.     Severability. Whenever possible, each provision of this Letter Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Letter Agreement shall remain fully enforceable and binding on the parties.

11.     Modifications and Waiver. Except as provided in Section 9 above with respect to changes in applicable law which broaden the right of the Clay Family Holders to be indemnified by the Company, no supplement, modification or amendment of this Letter Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Letter Agreement shall be deemed or shall constitute a waiver of any other provisions of this Letter Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.     Notices.

(a)     Notices Generally. Subject to Section 12.1(c), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or .pdf), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via facsimile to the number set out herein, (c) when delivered by electronic mail, when delivered, or (d) the second Business Day following the day on which the same has been delivered prepaid to a reputable national express air courier service, addressed as follows in the case of the Company and the Clay Family Holders, or to such other address as may be hereafter notified by the respective parties hereto:

If to the Company:	Golden Queen Mining Co. Ltd.
2300 – 1066 West Hastings Street
Vancouver, British Columbia, Canada V6E3X2
	Attention:	H. Lutz Klingmann (President
and Andrée St-Germain (Chief Financial
Officer)
	Email:	lklingmann@goldenqueen.com and
astgermain@goldenqueen.com

with copies to:	Morton Law LLP
1200 - 750 West Pender Street
Vancouver, British Columbia
Canada, V6C 2T8
	Attention:	Edward L. Mayerhofer, Esq.
	Email:	elm@mortonlaw.ca
	Fax:	(604) 681-9652

and

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
	Attention:	Kenneth Sam, Esq.
	Email:	sam.kenneth@dorsey.com
	Fax:	(303) 629-3450
	Facsimile:	(212) 755-7306

If to the Clay Family Holders:	c/o East Hill Management Company
10 Memorial Boulevard
Suite 902
Providence, RI 02903
	Email:	thomas.clay@easthillmgt.com
	Fax:	(401) 490-0749

with a copy to:	Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
	Attention:	William A. Levine, Esq.
	Telephone:	(617) 338-2921
	Facsimile:	(617) 338-2880
	E-mail:	wlevine@sandw.com

(b)     Reliance by the Clay Family Holders. The Clay Family Holders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Clay Family Holder from all losses, costs, expenses and liabilities resulting from the reliance by a Clay Family Holder on each notice purportedly given by or on behalf of the Company, provided that such indemnity shall not be available to the extent that such losses, costs, expenses and liabilities have been determined in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Clay Family Holder.

(c)     Telephone, Facsimile and E-mail Notices. Each Clay Family Holder is authorized to rely on and to act on any telephone, any facsimile-transmitted, or any e-mail transmitted instructions concerning the transactions contemplated by the Agreement which a Clay Family Holder believes without any need to inquire or investigate as to, or verify, the genuineness or authenticity of the instructions, to be from the Company, and no Clay Family Holder shall be liable to the Company or any third party for so acting or refraining from acting, except in the case of gross negligence or willful misconduct of such Clay Family Holder. No Clay Family Holder shall further be under any duty to make any inquiry or investigation with respect to, or verification of, the telephone, facsimile-transmitted or e-mail transmitted instructions, except to confirm that its records show that the person purporting to be issuing the instructions on behalf of the Company has authority to do so. No Clay Family Holder shall be under any duty or obligation to accept any telephone, facsimile, or e-mail instructions from the Company, and each Clay Family Holder may refuse to accept any such instructions in its sole and absolute discretion. The Company shall at all times indemnify, defend and hold each Clay Family Holder, and its officers, directors, employees, attorneys, agents, and Affiliates, harmless from all actions or claims arising in connection with any action or failure to act with respect to telephone, facsimile-transmitted, or e-mail transmitted instructions, except in the case of gross negligence or willful misconduct of such Persons

13.     Governing Law; Consent to Jurisdiction; Service of Process.

(a)     This Letter Agreement is a contract under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State without reference to its conflict or choice of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Letter Agreement).

(b)     The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Letter Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final, non-appealed judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Letter Agreement shall affect any right that the Company or the Clay Family Holders may otherwise have to bring any action or proceeding relating to this Letter Agreement against any other party hereto or their properties in the courts of any jurisdiction.

(c)     The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Letter Agreement in any court referred to in paragraph (b) of this Section 13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

 (d)     Each party to this Letter Agreement irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Letter Agreement will affect the right of any party to this Letter Agreement to serve process in any other manner permitted by law. The Company hereby appoints Golden Queen Mining Holdings, Inc., a California corporation (“Holdings”), as its authorized agent solely to receive for and on its behalf service of summons or other legal process in any action, suit or proceeding in any court specified in this Section.

(e)     By its execution hereof, the Company irrevocably designates and appoints Holdings as its agent for service of process as its authorized to receive, accept, and forward on its behalf service of process in any such proceeding; and by its execution of an acknowledgment hereto, Holdings accepts such appointment. Service of process, writ, judgment, or other notice of legal process upon Holdings shall be deemed and held in every respect to be effective personal service upon the Company. The Company shall maintain such appointment (or that of a successor satisfactory to the Clay Family Holders) continuously in effect at all times while the Company is obligated hereunder. Nothing herein shall affect the Clay Family Holders’s right to serve process in any other manner permitted by applicable law shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

Very truly yours,

Golden Queen Mining Co. Ltd.

By: /s/ H. Lutz Klingmann
Name: H. Lutz Klingmann
Title: President

Acknowledged and agreed
for purposes of Section 13:

Golden Queen Mining Holdings, Inc.

By: /s/ H Lutz Klingmann
Name: H. Lutz Klingmann
Title: President

Accepted on behalf of the
Clay Family Holders:

By: /s/ Thomas M. Clay
Thomas M. Clay

Schedule A

Clay Family Holders:

The Landon T. Clay 2009 Irrevocable Trust dated March 6, 2009,
Harris Clay
The Clay Family 2009 Irrevocable Trust dated April 14, 2009
Cassius M.C. Clay
James Clay
Jonathan Clay
Landon H. Clay
Landon T. Clay
Richard T. Clay
Thomas M. Clay
933 Milledge LLC
Arctic Coast Petroleums, Ltd.
Landon T. Clay 2013-4 Annuity Trust u/a dated June 17, 2013
LTC Corporation
LTC Corp. Pension and Profit Sharing Plan
The Monadnock Charitable Annuity Lead Trust dated May 31, 1996
The Skadutakee Charitable Annuity Lead Trust dated June 28, 1993